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                                LETTER TO CLIENTS

                            ALAMOSA (DELAWARE), INC.

                            OFFER FOR ALL OUTSTANDING
                          13-5/8% SENIOR NOTES DUE 2011
                                 IN EXCHANGE FOR
                          13-5/8% SENIOR NOTES DUE 2011
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933,
                                   AS AMENDED

To Our Clients:

         Enclosed for your consideration is a Prospectus, dated [ ], 2001 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Alamosa (Delaware), Inc. (the "Company") to exchange its 13-5/8% Senior Notes due 2011, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for its outstanding 13-5/8% Senior Notes due 2011 (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in a Registration Rights Agreement dated August 7, 2001, by and among the Company and the initial purchasers referred to therein.

         This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on [ ] (the "Expiration Date"), unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

                 1. The Exchange Offer is for any and all Original Notes.

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                 2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Certain Conditions to the Exchange Offer."

                 3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instruc tions in the Letter of Transmittal.

                 4. The Exchange Offer expires at 5:00 p.m., New York City time,
         on [             ], unless extended by the Company.

         If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

          The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Alamosa (Delaware), Inc. with respect to its Original Notes.

          This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

[ ] Please tender the Original Notes held by you for my account as indicated below:

          13-5/8% Senior Notes due 2011: $___________ (aggregate principal amount of 13-5/8% Senior Notes)

[ ]       Please do not tender any Original Notes held by you for my account.

Dated:

____________________________, 2001

Signature(s): __________________________________________________________________

              __________________________________________________________________

Print Name(s) here: ____________________________________________________________

(Print Address(es)): ___________________________________________________________

(Area Code and Telephone Number(s)): ___________________________________________

(Tax Identification or Social Security Number(s)): _____________________________

          None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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